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                                                     EXHIBIT 5(d)

               MASTER LETTER OF CREDIT DEMAND NOTE

$5,000,000                                   October 25, 1995

     For value received, the undersigned, INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") promises to pay on demand of Lender (or otherwise on the Maturity Date, as set forth below, whichever is earlier), to the order of SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association (the "Lender") at its principal office in Nashville, Tennessee, or at such other place as Lender may designate in writing, the principal sum of up to Five Million Dollars ($5,000,000) in lawful money of the United States of America, or, if less, so much thereof as may be from time to time deemed advanced by Lender to the Borrower hereunder by reason of any draws under any Letters of Credit issued by Lender for the account of Borrower and/or a Subsidiary of Borrower, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of any draw(s) under any such Letter(s) of Credit at a varying rate of interest equal to the base rate of interest from time to time charged by SunTrust Bank, Nashville, National Association. Interest for each year shall be computed based upon a 360-day year of actual days elapsed. The "base rate of interest" is defined as that rate of interest established from time to time and announced by SunTrust Bank, Nashville, National Association as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans. The rate of interest provided herein shall be determined daily to reflect changes in the base rate of interest charged by SunTrust Bank, Nashville, National Association as such base rate of interest may change from time to time.

     This Note is issued pursuant to, and is the Master Letter of Credit Demand Note referred to in, that certain Credit Agreement of even date herewith by and between Borrower, Lender, the other lenders set forth on the signature pages thereof and SunTrust Bank, Nashville, National Association, as Agent (as it may be amended, restated and/or modified from time to time, the "Credit Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the automatic maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions. Borrower's failure to pay this Note prior to the Maturity Date (as hereinafter defined) shall not be considered a default hereunder if full payment of this Note is made by Borrower on the Maturity Date.

     This Note shall be repaid as follows: On the date that is the earliest of (a) the date any draw is made under a Letter of Credit, if the Revolving Credit Loan Commitments are still in effect and

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have not been terminated, or (b) three Business Days after demand by Lender for repayment under this Note, or (c) the date Borrower files any petition in bankruptcy, or (d) three Business Days after Borrower has had filed against it any petition in bankruptcy, or
(e) three Business Days after any other date on which Lender is for any reason precluded under law from making demand on Borrower under this Note, or (f) the Revolving Credit Termination Date (the earliest of such dates being referred to herein as the "Maturity Date"), the entire principal amount outstanding hereunder, together with all accrued interest and any fees or other charges hereunder, shall be immediately due and payable. Borrower acknowledges that payment by Lender of any amount(s) under any Letter of Credit shall constitute an advance to Borrower under this Note. This Note shall be repaid by an advance under the Revolving Credit Loan Commitments made on the date of any draw under any Letter of Credit so long as such Revolving Credit Loans have not been terminated.

     This Note evidences amounts due to Lender in connection with draws under Letters of Credit issued from time to time by Lender for the account of Borrower or any Subsidiary of Borrower. Borrower is personally and jointly and severally liable with any such Subsidiary for any such Letter of Credit issued by Lender. There may be times when no indebtedness is owing hereunder. Notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each advance deemed made hereunder due to draws under any Letters of Credit.

     All parties now or hereafter liable with respect to this Note, whether the Borrower or any guarantor, endorser or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest. No delay or omission on the part of the Lender, or any holder hereof, in exercising its rights under this Note shall operate as a waiver of such rights or any other right of the Lender or of any holder hereof of any such right or rights on any occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     Lender may, but shall not be required to, apply to the payment of any advance hereunder, on or after the maturity of such advance, any funds or credit held by Lender on deposit for the account of Borrower or any other party liable hereon.

     Following the earliest of (a) the date of any draw under any Letter of Credit if the Revolving Credit Loan Commitments are still in effect and have not been prepaid in whole and terminated, or (b) three Business Days after demand by Lender for repayment hereunder, or (c) the occurrence of any Event of Default under the Loan Agreement (any such event being a default hereunder), then at the option of Lender or automatically in the case of Events of Default under Section 8.01(h) or (i) of the Credit Agreement, all unpaid amounts advanced hereunder and interest thereon may be accelerated and become due in accordance with the Credit Agreement regardless of the due date of any advance made hereunder. Lender may waive any

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default before or after the same has been declared and restore this
Note to full force and effect without impairing any of Lender's rights hereunder, such right of waiver being a continuing one.

     Borrower shall have no right to assign any rights or obligations under this Note without the written consent of Lender.

     Following the earlier to occur of (a) three Business Days after demand is made hereunder, or (b) the occurrence of an Event of Default, principal and unpaid interest bear interest at the rate that is the lesser of (a) the maximum lawful rate of interest permitted by law, or (b) four percentage points (4%) above the Base Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

     The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

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     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     IN WITNESS WHEREOF, the duly authorized officer of the Borrower, being an authorized signatory, has executed this Note as of the day and date first set forth above.


                              INSITUFORM TECHNOLOGIES, INC.


                              By: s/William A. Martin
                                 --------------------------------

                              Title: Senior Vice President
                                    -----------------------------